Exhibit 32.1


            Certification of Chief Executive and Financial Officer of
               Monument Resources, Inc. Pursuant to 18 U.S.C. 1350


     I, A.G. Foust, certify that:

     In connection with the Annual Report on Form 10-KSB of Monument
Resources, Inc. (the "Company") for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A.G. Foust, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                             By:  /s/ A.G. Foust
                                                -------------------------------
                                             Name: A.G. Foust
                                             Title:  Chief Executive and
                                                     Financial Officer
                                             Date:   December 14, 2004